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EXHIBIT 10.49
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Note: Certain material, indicated by three asterisks (***), has been omitted from this document, pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted material has been filed separately with the Securities and Exchange Commission.

This ISP Agreement (together with the Schedules attached hereto, as modified and supplemented from time to time, the "Agreement") is made and entered into as of August 2, 1999 by and between NavlNet, Inc., a Delaware corporation (".NaviNet"), and USURF America, Inc. (the "ISP"). Each of NaviNet and ISP is a "Party"' and collectively are the "Parties" to this Agreement.

WHEREAS, NaviNet is in the business of providing, certain data services described in Section 2,1(a) below; and

WHEREAS, ISP desires to receive such data services from NaviNet and NaviNet desires to provide such data services to ISP;

NOW, THEREFORE, in consideration of the premises. contained herein and for other good and valuable consideration, the receipt and sufficiency of "'hich is hereby acknowledged, the Parties hereby agree as follows:

1	DEFINITIONS

1.1	Definitions. Terms not otherwise defined herein shall be defined and construed in accordance with the Communications Act of 1934, as amended, and otherwise as such terms are commonly used in the telecommunications industry.

2	UNDERTAKING

2.1	Obligations of NaviNet.

(a)	Data Services.  As of 10 days from the In-Service Date (as defined in
Schedule A), NaviNet shall, subject to the conditions set forth herein, (i) aggregate all incoming calls from End Users (as defined herein), (ii) convert data traffic to Transmission Control Protocol/Internet Protocol ("TCP/IP") format and (iii) route data traffic between the End User and ISP or Internet. "End User" shall mean each subscriber of the ISP who logs on and whose data traffic is routed through a NaviNet point of presence ("NaviPOP").

(b)	Log-in Limitation.  In the event that an End User attempts to log in to the NaviNet network with a user name already in use on the network, NaviNet shall transmit data traffic to and from multiple log-in locations and treat each log-in as a unique End User for payment purposes.

(c) 	Technical Support.  NaviNet shall operate a toll-free number tor technical support and service requests. Such telephone assistance shall be available to ISP, 24 hours per day, 7 days per week, for each day of the year and shall be prov1ded by a qualified technician. Such numbers shall be solely for the use of ISP and not for the use of End User. NaviNet shall designate a NaviNet Account Manager to respond to general service inquiries.

(d)	Web Page.  NaviNet shall provide ISP with access to a customized
NaviNet web page which shall provide information including real-time network data and customer management reporting.

2.2	Obligations of ISP

(a)	Equipment. Prior to the In~Service Date, ISP shall install such equipment as specified in Schedule A, in accordance with the technical specifications set forth therein.

(b)	Compensation. ISP shall pay all sums arising under this Agreement in accordance with the requirements set forth herein.

(c)	Reporting Requirement.  No later than seven (7) days following the first of every month, ISP shall provide NaviNet in writing a forecast of the maximum monthly total of anticipated End Users at each NaviPOP for each of the succeeding three months.

(d)	End Users.  ISP shall inform each End User in writing of the policy set forth in Section 2.1(b) and shall require End Users to adhere to the Acceptable Use Policy (as defined in Section 15.1) as a condition of receiving service.

3.	TERM

3.1	The Agreement shall be effective as of the date first written above.
The initial "Term" of the Agreement shall be for three (3) years from the In-Service Date. Thereafter, the Agreement will automatically renew for additional one-year terms, unless either Party notifies the other in writing of its intention not to renew the Agreement at least ninety (90) days prior to the expiration of the then current Term.

4.	CERTAIN FEES

4.1	Monthly User Fees.  Each month, subject to the conditions set forth herein, ISP shall pay NaviNet a "User Fee". Such fee shall be calculated by multiplying the total number of End Users counted by the NaviNet authentication server in each month (such number, the "End User Count" or "EUC") by the applicable dollar amount set forth in Schedule E (the "Fee
Per End User"). Subject to 2.1(b), the NaviNet authentication server shall count each End User who logs on with a unique user name during any calendar month as one End User, regardless of the number of times such End User has logged on during such month and regardless of the location of such End User.

4.2	Minimum End User Requirement.

(a)	Notwithstanding Section 6.3 or any other provision of this Agreement, for the month beginning March 1, 2000, and for the remainder of the term, ISP shall pay NaviNet for a minimum EUC of ***, even if the EUC falls below such number (as relevant, such EUC, "Minimun EUC").

(b)	At any time during the term, ISP may give NaviNet notice (the
"Commitment Notice") of its desire to raise the Minimum EUC to a level that would qualify it for a reduction in the applicable Fee Per End User, according to Schedule E. In such event, the User Fee shall be adjusted such that the Fee Per End User charged for the entire actual EUC shall be the Fee Per End User specified in Schedule E for the Minimum EUC set forth in the Commitment Notice; provided, however, that in the event that the actual EUC exceeds the EUC range containing the Minimum EUC in Schedule E, the User Fee for such excess number of End Users shall be calculated using the Fee Per End User specified in Schedule E for the actual EUC. Notwithstanding the foregoing, during the calendar month in which the Commitment Notice is delivered and for two calendar months thereafter, the User Fee shall equal the actual EUC multiplied by the Fee Per End User set forth in Schedule for the Minimum EUC regardless of whether actual EUC is less than the Minimum EUC; thereafter, the User Fee shall be based on an EUC of not less than the Minimum EUC set forth in the Commitment Notice, as set forth in this Section 4.2(b). ISP's rights under this Section 4.2(b ) may be subject to prior approval of the capacity expansion by NaviNet pursuant to Section 6 of this Agreement.

4.3	Installation Fee.  ISP shall pay NaviNet an "Installation Fee." Such fee shall equal $*** per End User and shall be levied for each new End User the first time that such End User logs on with a unique user name.

4.4	Late Fees. All charges arising under this Agreement that remain unpaid by the due date specified in Section 5.1 are subject to interest thereon from the due date at the maximum rate permitted by law up to 1.5% per month, calculated pro rata for each day after the due date until the date of payment.

4.5	Fee Adjustment. During the initial, term, NaviNet shall not increase fees set forth herein, unless such increase is mandated by changes in laws, regulations or governmental rulings or necessitated by any such changes which prevent NaviNet from receiving the material benefit of the contract. During the Term, NaviNet shall provide at least sixty (60) days advance written notice to ISP of such fee increase.

5	PAYMENT AND BILLING AND SERVICE ORDERS

5.1	Payment Date. Unless otherwise agreed to in writing by the Parties, ISP shall pay sums owing under this Agreement by check within forty (40) days from the date of written invoice from NaviNet.

(a)	Invoice Period. NaviNet will send ISP a monthly invoice reflecting the charges incurred during the prior Month at each NaviPOP. For purposes of this Agreement, a "Month" shall mean the period beginning at 12:00:00 a.m., Local Time, on the first day of each calendar month and ending at 11:59:59 p.m., Local Time, on the last day of each calendar month. "Local Time" refers to the timie in each time zone where a given NaviPOP is located.
Any calls that begin in one Month and conclude in the following Month shall be invoiced to the later Month. Failure by NaviNet to send a monthly invoice shall not constitute a default or waiver by NaviNet of any of its rights under this Agreement.

5.2	Billing Disputes.  If ISP in good faith disputes an invoice rendered by
NaviNet, ISP may withhold payment of the disputed amount provided ISP gives written notice of the disputed charge within fifteen (15) days prior to the due date specified in Section 5.1, and pays any undisputed charges as set forth in this Agreement. No late fees will be assessed on disputed charges unless and until it is determined that such charges were validly invoiced.
The le Parties shall cooperate with each other to resolve any billing dispute expeditiously, If the Parties are unable to resolve a billing dispute within ninety (90) days from the due date, either Party may then invoke the arbitration provisions of Section 13. The party prevailing in any such arbitration shall be entitled to reimbursement for reasonable expenses (as determined by the arbitrator), including reasonable legal fees, incurred in connection with such arbitration proceedings.

5.3	Service Orders. Prior to receiving service from NaviNet, ISP must submit NaviNet's Service Order Form describing the initial coverage and capacity required by ISP. The Service Order Form is subject to the terms and conditions contained herein.

6	VOLUME AND CAPACITY REQUIREMENTS

6.1	Capacity Expansion Request.  NaviNet's obligation to provide service under this Agreement is contingent on the availability of capacity at each NaviPOP. Therefore, the Parties have set forth below certain approval procedures and penalties which are intended to encourage ISP to notify NaviNet of anticipated variations in the EUC at any NaviPOP from month to month. THEREFORE, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IF AT ANY TIME AFTER MARCH 1, 2000, THE NUMBER OF END USERS AT ANY NAVIPOP AT ANY TIME EXCEEDS THE PREVIOUS MONTH'S EUC BY MORE THAN *** AND SUCH INCREASE
HAS NOT BEEN PREAPPROVED IN ACCORDANCE WITH THIS SECTION, NAVNET MAY, IN
ITS SOLE DISCRETION, BLOCK SERVICE TO THE ADDITIONAL END USERS IN EXCESS OF *** OVER THE PREVIOUS MONTH'S EUC, OR CHARGE A PREMIUM FOR SUCH END USERS
AS SET FORTH IN SECTION 6.2, AND IN THE EVENT THAT NAVINET HAS NOT BLOCKED SERVICE TO SUCH END USERS, ISP AGREES TO PAY FOR SUCH END USERS AS SET
FORTH IN SECTION 6.2.

(a)	If lSP seeks to increase the number of End Users at any NavjPOP over the previous month's EUC at such NaviPOP by less THAN or equal to ***, no preapproval is required under this Agreement.

(b)	If ISP seeks to increase the number of End Users at any NaviPOP over the previous month's EUC by more than ***, ISP shall request in writing authorization for increased capacity from NaviNet. Such request shall state the aggregate capacity requested by ISP (the "Requested End User Count") and shall set forth the month in which the increased capacity is required. Upon receipt of such request, NaviNet, in its sole discretion, shall approve or reject such request in writing. If NaviNet approves such request, NaviNet shall provide such increased service at the volume level specified in the month indicated to ISP in writing.

6.2	Capacity Fees. If NaviNet has not specifically authorized an increase in capacity in accordance with Section 6.1(b) and the number of End Users at any time exceeds the previous month's EUC by more than ***, and provided NaviNet does not block service to such additional End Users, ISP shall pay two times the applicable Fee Per End User for the number of End Users in excess of the previous month's EUC plus ***. Such fees shall be in addition to and not in lieu of fees set forth in Section 4.

6.3	Capacity Reduction Notification. Notwithstanding the provisions of
Section 4, in no event shall the Minimum EUC for any month during the Term be less than eighty-five percent (85%) of the actual EUC for the immediately preceding month.

7	CONFIDENTIAL AND PROPRIETARY INFORMATION

7.1	(a)	For the purposes of this Agreement, "Confidential Information"
shall mean information conveyed to the other Party in any form, including but not limited to processes, technology, know-how, drawings, reports, models, patent applications, technical or product specifications, pricing information, the terms and conditions of this Agreement and computer hardware and software. In addition, the terms and provisions, but not the existence, of this Agreement shall be deemed Confidential Information and may be disclosed only in accordance with the terms of this Section 7. Each Party agrees to maintain in confidence and not to disclose to any third party Confidential Information without the prior written consent of the other party. A Party receiving Confidential Information shall (i) use Confidential Information only when necessary to perform its obligations under this Agreement, (ii) maintain adequate procedures to preserve the integrity of Confidential Information, which are at least equal to the procedures such Party would use to protect its own Confidential
Information, (iii) disclose Confidential Information only to those of its respective employees and consultants having a need to know such Confidential Information in carrying out the duties of each Party under this Agreement and then only if such employees and consultants have been expressly advised of the requirements of this Section 7 and (iv) upon termination of this Agreement immediately return all Confidential
Information without retaining copies thereof. Notwithstanding Section 13 of this Agreement, either Party may seek injunctive relief to enforce this Section.

(b)	The provisions of this Section 7 shall not apply to the extent that such Confidential Information was: (i) in the public domain prior to disclosure, or becomes so known subsequent to such disclosure through no fault of the receiving Party, (ii) received by the receiving Party from a third party not under an obligation to the owner of such information not to disclose it, or (iii) approved for release by prior written consent of the disclosing Party.

(c)	The provisions of this Section 7 shall not prevent the disclosure of the terms of this Agreement by either Party to investors or investment bankers who sign a non-disclosure agreement, where notice and a copy of such agreement is provided to the other Party no later than seven (7) days following such disclosure.

7.2	Proprietary Information. Each party agrees to refrain from obtaining or attempting to obtain any industrial or intellectual property rights that are based in whole or in part on Confidential Information received by it.

8	EVENTS OF DEFAULT
The following shall constitute an "Event of Default" under this Agreement:

8.1	ISP may be deemed to be in default of its obligations under this
Agreement if: ISP fails to perform or fulfill any of its obligations under this Agreement, including failure to abide by the decision of the arbitrator in accordance with Section 13, and such failure is not remedied within thirty (30) days after written notice thereof from NaviNet; provided however, that NaviNet may in its sole discretion extend such thirty (30) day period. Any such extension must be in writing.

8.2	NaviNet may be deemed to be in default of its obligations under this
Agreement if: NaviNet fails to perform or fulfill any of its obligations under this Agreement, including failure to abide by the decision of the arbitrator in accordance with Section 13, and such failure is not remedied within thirty (30) days after written notice thereof from ISP; provided however, that ISP may in its sole discretion extend such thirty (30) day period. Any such extension must be in writing.

9	TERMINATION

9.1	This Agreement may be terminated prior to the expiration of the Term:

(a)	by either party in the Event of Default by the other Party;

(b)	by either party in the event of any event set forth in Section 10.1 which remains in effect for more than thirty (30) days;

(c)	by either Party if any law, regulation or governental ruling, or interpretation or implementation thereof by a competent court or regulatory authority, prevents that Party from receiving a material benefit of the contract.

9.2	Any termination shall be effective upon written notice by the terminating Party to the non-terminating Party in accordance with Section
16.9.

9.3	Upon termination of this Agreement, ISP shall remain liable to NaviNet for (i) all payabIes outstanding, (ii) any uninvoiced User Fees and (iii) the User Fee for the Minimum EUC for the remainder of the Term.

10	LIMITATION Of LIABILITY

10.1	Force Majeure. Neither NavtNet nor ISP shall be liable in any respect for any failure of performance hereunder, if such is due to acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United
States government or of any other government or of any civil or military authority, national emergencies, insurrections, riots, wars, strikes, lockouts or work stoppages or other labor difficulties, supplier failures (including failure of performance of any carrier), shortages, breaches or delays, or preemption of existing service in compliance with a final rule or regulation of the Federal Communications Commission or a court of competent jurisdiction.

10.2	Disclaimer of Warranties.  Except as expressly set forth in this
Agreement, NaviNet makes no warranties, representations or agreements, written or oral, express or implied, either in fact or by operation of law, including warranties of merchantability and fitness for a particular purpose.

10.3	Limitation of Liability.  Neither NaviNet nor ISP shall be liable to the other Party nor any other person, firm or entity for any incidental, indirect, special, consequential, punitive or reliance damages of any nature whatsoever regardless of the foreseeability thereof (including, but not limited to, any claim from any client, customer, third party or patron for loss of services, lost profits or lost revenues) arising under or in connection with this Agreement, or the performance hereunder, arising from any breach, or partial breach, or potential breach of the provisions of this Agreement, or arising out of any act or omission by either NaviNet or ISP, their respective agents, employees or affiliates whether based on breach of contract, breach of warranty, negligence or any other theory of liability. ISP's sole and exclusive remedy for any breach of this Agreement shall be as set forth in Section 11.

11	PERFORMANCE STANDARDS

11.1	Service Interruption Credits.  NaviNet shall grant a credit allowance
(a "Service Credit") for Service Interruption (as defined in Section
11.1(b)) to ISP.

(a)	Credit Intervals.  Service Credits shall be calculated and credited in fifteen (15) minute intervals beginning upon notification by ISP to the toll-free NaviNet number referenced in Section 2.1(c) and ending upon restoration of service (such interval, "Downtime"), provided however, no Service Credit shall be granted for Service Interruption lasting less than sixty (60) minutes in duration. For example, if the Service Interruption has a duration of 1 hour and 35 minutes, the Downtime is 1.5 hours.

(b)	Service Interruption.  "Service Interruption" is deemed to occur if there is a "Total Service Interruption" (ISP is unable to receive or transmit any traffic from the NaviPOP) or a "Partial Service Interruption" (ISP is able to receive traffic from one or more, but not all, NaviPOPs) which is not due to (i) the negligence of or acts or omissions of ISP or its agents, (ii) failure of power, equipment or circuits provided by ISP or its agents, (iii) scheduled maintenance or repairs or (iv) any force majeure event set forth in Section 10.1.

(c)	Total Service Interruption.  In the event of a Total Service
Interruption, ISP shall receive a Service Credit equal to the previous month's billable EUC times the Current Month Fee Per End User (as defined below) times the quotient of the Downtime divided by 720 hours per month. The "Current Month" is the month during which the Service Interruption occurs. The "Current Month Fee Per End User" if ISP has delivered a Commitment Notice, is the Fee Per End User determined pursuant to Section 4.2(b) and, if ISP has not delivered a Commitment Notice, is the weighted average of the Fee Per End User paid by ISP for the Current Month.

(d)	Partial Service Interruption.  In the event of a Partial Service
Interruption, ISP shall receive a Service Credit equal to the previous month's billable EUC at each of the interrupted NaviPOPs times the Current Month Fee Per End User times the quotient of the Downtime at the respective NaviPOP divided by 720 hours per month.

11.2	Modem Availability Credits.  If NaviNet does not meet the Modem
Availability Minimum (as defined below), NaviNet shall grant a credit allowance (a "Modem Credit" and, together with the Service Credits, the "Credits") to ISP as set forth below. ISP's sole remedy in the event that NaviNet fails to meet the Modem Availability Minimum shall be to receive Modem Credits.

(a)	Modem Availability Claim. If ISP believes that NaviNet has failed to meet the Modem Availability Minimum, ISP may submit notice or a claim (a "Claim") to NaviNet, which notice shall specify the date and hour of the failure, as well as the NaviPOP to which such failure relates (the "Subject NaviPOP").

(b)	Calculation of Modem Credit.  If NaviNet determines that its modem ports at the Subject NaviPOP had available capacity during the hour in which the Claim arose (the "Claim Hour"), no Modem Credits shall be owing to ISP with respect to such Claim. If NaviNet determines that its modem ports at the Subject NaviPOP were at capacity during the Claim Hour, ISP may be entitled to a Modem Credit, determined as set forth below.

Step 1: If the number of End Users concurrently logged into the NaviNet network through the Subject NaviPOP during the Claim Hour (the "Claim Hour End User Maximum") is less than the average number of End Users concurrently logged into the NaviNet network through the Subject NaviPOP during the Claim Hour for the seven (7) days immediately preceding the date on which the Claim arose (the "Average End User Maximum"), then proceed to Step 2. If not, NaviNet shall not owe any Modem Credits to ISP as a result of the Claim.

Step 2: If the total number of Unsuccessful Sessions (as defined below) during the month in which the Claim arose (the "Claim Month") is less than or equal to the Modem Availability Minimum, NaviNet shall not owe any Modem Credits to ISP as a result of any Claim asserted during such Claim Month. If the total number of Unsuccessful Sessions during the Claim Month is greater than the Modem Availability Minimum, NaviNet shall provide Modem Credits to ISP equal to the product of multiplying (a) the Current Month Fee Per End User by (b) the number obtained by subtracting the Modem Availability Minimum from the total number of Unsuccessful Sessions during the Claim Month.

"Modem Availability Minimum" is one percent (1%) of the aggregate of (a) the total Successful Sessions for the Claim Month and (b) the total number of Unsuccessful Sessions during the Claim Month.

A "Successful Session" occurs whenever an End User logs onto a NaviPOP .

"Unsuccessful Sessions" means the Average End User Maximum minus the Claim Hour End User Maximum.

11.3	Application of Credits.  Any Credits earned by ISP for any calendar month shall appear on the invoice for the month immediately subsequent thereto; provided, however, that in no event shall Na\liNet be liable for a Credit in excess the User Fee invoiced in such month.

11.4 	Waiver of Credits. If ISP should fail to comply with the provisions of Sections 2.2(c) or 6.1 at any time, ISP shall be deemed to have waived-its right to receive any Credits to which it may have been entitled for the month during which the failure occurs.

12	INDEMNIFICATION

12.1	ISP shall indemnify,  hold harmless and defend NaviNet, its directors, officers, agents, employees and/or representatives from and against any and all claims, demands, causes of action, losses, expenses or liabilities, including reasonable attorney's fees. on account ofin.iury or death of any person or loss of or damage to any and all property arising, directly or indirectly, out of the acts or omissions of ISP, any subcontractor, director, officer, agent, employee and/or representative of each of them, in the performance of any obligations arising under this Agreement, except to the extent such cause of action, loss, expense or liability is caused solely by the gross negligence or willful misconduct of NaviNet.

12.2	NaviNet shall indemnify, hold hannless, and defend ISP, its directors, officers, agents, employees and/or representatives from and against any and all claims, demands, causes of action, losses, expenses or liabitities, including reasonable attorney's fees, on account of injury or death of any person or loss of or damage to any and all property arising, directly or indirectly, out of the acts or omissions of NaviNet, any subcontractor, director, officer, agent, employee and/or representative of each of them, in the performance of any obligations arising under this Agreement, except to the extent such cause of action, loss, expense or liability is caused solely by the gross negligence or willful misconduct of ISP.

13	DISPUTE RESOLUTION

13.1	Any dispute arising out of or relating to this Agreement shall be settled by arbitration by an arbitrator chosen by NaviNet and approved by ISP and in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding. Judgment upon the award rendered by the arbitrator may be enforced by any court with jurisdiction. All such arbitration shall be conducted at a location chosen by NaviNet. Pending resolution of the dispute, the Parties agree to continue to perform all obligations arising under this Agreement.

14	SERVICE MARKS

14.1	NaviNet grants ISP a non-exclusive, non-transferable license to use the "NaviNet" name as well as the service marks set forth in Schedule B. ISP grants NaviNet a non-exclusive, non-transferable license to use the "USURF America, Inc." name as well as the service marks set forth in Schedule C. Such license is intended solely for the purpose of advertising and marketing ISP's alliance with NaviNet without exposing either Party to claims for service mark or trade mark infringement. Each Party shall retain exclusive ownership of all service marks and trade marks associated with its business. Either party may at any time revoke such license granted hereby to the other Party.

14.2	Each Party agrees to obtain the oral or written approval of the other
Party prior to: (i) the publication, dissemination or transmission of any promotional material containing the name or service marks of the other party and (ii) the use of tbe name or service marks of the other Party in conjunction with any other names or service marks.

15	ACCEPTABLE USE POLICY

15.1	ISP shall maintain a written policy which is consistent with and includes all of the material terms of the policy attached hereto as Schedule D, including without limitation, a prohibition against unlawful use of its network and requirement of cooperation with law enforcement officials in the pursuit of illegal uses of its network (such policy, "Acceptable Use Policy"). ISP shall deliver in writing such Acceptable Use Policy to NaviNet within thirty (30) days following the execution of this Agreement and shall deliver in writing to NaviNet all material changes made to such Acceptable Use Policy within thirty (30) days of such changes. ISP shall require all End Users to adhere to the Acceptable Use Policy as a condition of receiving ISP service. Failure of an End User to comply with such Acceptable Use Policy shall be grounds for termination of End User's contract with ISP at the request of NaviNet. Notwithstanding anything herein to the contrary, NaviNet may block any data traffic to or from End Users, which appear to violate such Acceptable Use Policy.

16	MISCELLANEOUS

16.1	Number Portability. Notwithstanding the availability of number portability in a particular jurisdiction, the Parties agree that any line numbers assigned to ISP in connection with service provided under this Agreement are provided solely for the use of NaviNet services. Upon termination of this Agreement, ISP shall be prohibited from using any line numbers assigned to it by NaviNet.

16.2	Entire Agreement; Modifications in Writing. This Agreement constitutes the entire Agreement between ISP and NaviNet and supersedes all prior agreements and undertakings, whether written or oral, concerning the subject matter of this Agreement. No amendments or modifications to the printed terms and provisions of this Agreement will be valid or binding unless such amendments or modifications are agreed to in writing and signed by both Parties.

16.3	Assignability. Neither Party may assign this Agreement or any right or obligation hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that NaviNet may assign this Agreement to any entity controlled by or under common control with NaviNet without seeking ISP's consent and ISP's consent shall not be required in connection with the sale or other transfer of all or substantially all of the assets of or equity interests in NaviNet.

16.4 	Waiver. The failure of either Party to give notice of default or to enforce or insist upon compliance with any of the terms or conditions of this Agreement shall not be construed as a waiver thereof or of any other term or condition of this Agreement.

16.5	Choice of Law.  This Agreement shall be governed by and interrupted in accordance with the laws of the State of New York, without regard to the choice of law rules thereof.

16.6	Relationship Between the Parties.  Except as expressly stated herein, neither NaviNet nor ISP is an agent, employer, partner. contractor or joint venturer of the other.

16.7 	Severability.  In the event any portion of this Agreement is found to be invalid or nullified, it shall not affect the validity of any other provision of this Agreement.

16.8	Survivability. The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance or termination thereof by the Parties hereto shall so survive the completion of performance or termination of this Agreement, including without limitation provisions for indemnification and the making of any and all payments due hereunder .

16.9	Notices. Notices to be given to any Party under this Agreement shall not be effective unless in writing and hand-delivered or mailed by registered or certified mail to said party at its address as set forth below, or to such other address as has been designated by the other party in accordance with this Section 16.9.

If to NaviNet:

NaviNet, Inc.
600 Federal Street
Andover, MA 01810
Attention: T .C. Browne

If to ISP:
USURF Amenca, Inc.
8748 Quarters Lake Road
Baton Rouge, LA 70809
Attn: David M. Loflin

Notices shall be effective on the date delivered, if by hand, or if by mail on the third business day after the date mailed.

16.10	Headings.  Descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

16.11	Counterparts. This Agreement may be executed in multiple
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

16.12	Year 2000 Compliance.  The "Year 2000 Problem" refers to the potential inability of some computer software to appropriately treat date-related information or functions involving dates of January 1,2000 and thereafter. The Parties make the following representations and warranties, to the exclusion of all other representations and warranties made in this Agreement, with respect to the Year 2000 Problem:

(a)	NaviNet represents that is has made and will continue to make commercially reasonable
efforts to ensure that the computer systems it uses or intends to use in providing the NaviNet Data Services will not be materially impaired by the Year 2000 Problem, provided, however, that ISP acknowledges and agrees that NaviNet is an integrator of systems and services provided by other entities, and NaviNet can neither modify the products and services of such entities nor guarantee that they will function without adverse effect from the Year 2000 Problem. NaviNet will periodically inform ISP of the steps NaviNet is taking to ensure against adverse effects on the NaviNet Data Services cause by the Year 2000 Problem. Breach of the foregoing representations and obligations shall constitute an Event of Default under
Section 8.2, and ISP's sole and exclusive remedy for such Default shall be termination in accordance with Section 9.1. ISP's sole and exclusive remedy for any service interruption or impairment caused by the Year 2000 Problem shall be as set forth in Section 11.1.

(b)	ISP represents that it has been given ample opportunity to make inquiry into the programming and operational aspects of any and all computer systems that it utilizes, or intends to utilize, in its business operations, and ISP hereby warrants that, as to such systems, ISP will make reasonable efforts to ensure that the Year 2000 Problem will not materially adversely affect ISP's business operations or performance under this Agreement. Breach of the foregoing shall constitute an Event of Default under Section 8.1, and NaviNet's sole and exclusive remedy for such Default shall be termination in accordance with Section 9.1.

(c)	It is expressly agreed that the indemnification contained in Section
12, including the limitations of liability referenced therein, shall apply to any third-party claims arising out of a breach of the above Year 2000 Problem representations and warranties.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first written above.

ISP

/s/ David M. Loflin
By: David M. Loflin
Title: Chief Executive Officer

NAVINET, INC.

/s/ T.C. Browne
By: T.C. Browne
Title: Chief Executive Officer


SCHEDULE A - FACILITIES AND EQUIPMENT

1.	EQUIPMENT

1.1	ISP shall install the following equipment in accordance with the specifications set forth herein.

(a)	TBD Back-end TBD circuit(s) (optional); *

(b)	Two (2} RADIUS server(s);

(c)	TBD CSU/OSU device(s);

(d)	TBD router port(s) of         TBD            type

* NaviNet recommends installation of Back-end circuit(s) in connection with the use of the NaviNet
Data Services. If ISP elects not to install a Back-end circuit(s), it shall so indicate below.

Back-end circuit(s) to be installed?     Yes      No   X

2.	IN-SERVICE DATE

2.1 	Prior to August 15, 1999 (such date, the ''In-Service Date"), ISP shall install and test in conjunction with NaviNet the equipment set forth above and shall notify NavlNet that it is prepared to receive service.

SCHEDULE B - NAVINET SERVICE MARKS

(Show "NaviNet", "GeoDial ISP", "GeoDial" in their appropriate fonts)


SCHEDULE C - ISP SERVICE MARKS

(Show ISP Marks in their appropriate fonts)



SCHEDULE D - ACCEPTABLE USE POLICY



SCHEDULE E - FEE SCHEDULE

End User Count             Fee Per End User   Fee Per End User
                           Two Year Term      Three Year Term

EUC less than or
 equal to 5,000            $***               $***
5,000 less than EUC
 less than or equal
 to 10,000                 $***               $***
10,000 less than EUC
 less than or equal
 to 25,000                 $***               $***
25,000 less than EUC
 less than or equal
 to 50,000                 $***               $***
50,000 less than EUC
 less than or equal
 to 100,000                $***               $***
EUC greater
 than 100.000              $***               $***

(d)	Example. If the aggregate EUC calculated by the NaviNet authentication server is 10,100, the User Fee with a three year term is calculated as follows: 10,100 x $*** = $***